Exhibit 10.1

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”) is entered into as of January 9, 2026 (the “Effective Date”), by and between SurgePays, Inc., a Nevada corporation (the “Company”), and MACK Financial Solutions LLC, a New Jersey partnership (“MACK”).

1. Services

MACK shall provide outsourced financial, accounting, and executive financial services to the Company as requested by the Company from time to time, including, without limitation, Chief Financial Officer services, accounting oversight, bookkeeping, financial reporting, and public-company financial compliance support (collectively, the “Services”).

The Company shall appoint Chelsea Pullano as an officer of the Company with the title of Chief Financial Officer (“CFO”), subject to approval by the Board of Directors. While serving as CFO, Ms. Pullano shall perform executive-level financial duties customarily associated with that role, including signing and certifying SEC filings, coordinating with auditors and legal counsel, and providing strategic financial oversight. Notwithstanding the foregoing, the parties hereto agree that Ms. Pullano’s role as Chief Financial Officer shall be on a part-time basis, and nothing contained herein shall be construed as preventing Ms. Pullano from engaging (whether or not during normal business hours) in any other professional, civic, or philanthropic activities, provided that Ms. Pullano’s engagement does not result in a violation of their duties in their role as Chief Financial Officer or services to be performed per this Agreement. For avoidance of doubt, Ms. Pullano will spend no less than 40 hours per month on average in such capacity as Chief Financial Officer providing the Services as described herein.

Ms. Pullano shall be entitled to the same indemnification, advancement of expenses, and other protections afforded to similarly situated officers of the Company under its organizational documents and applicable law.

2. Fees and Billing

Beginning January 2, 2026, the Company shall pay the following monthly fees:

● $5,000 per month for services provided by Chelsea Pullano in her capacity as CFO.

● $5,000 per month for engagement of MACK to provide accounting and other financial services needed to support Ms. Pullano’s role and any additional services requested by the Company on an as-needed basis.

Any additional or expanded services shall be subject to written authorization by the Company and may be documented by amendment. Ms. Pullano’s duties as CFO shall include certifying that the Company’s financial statements in its filings with the United States Securities and Exchange Commission are accurate and true in all material respects based on Ms. Pullano’s knowledge and the existence of effective financial controls.

MACK shall invoice the Company monthly in arrears, with invoices issued on the first (1st) day of each month for Services rendered during the prior month. All invoices shall be due and payable within thirty (30) days of the invoice date.

3. Term and Termination

This Agreement shall commence on the Effective Date and shall continue unless terminated by either party upon sixty (60) days’ prior written notice. In the event of material breach of this Agreement by either Party that is not cured within 14 days’ written notice, the non-breaching Party may terminates this Agreement. In the event the Company gives notice of intent to terminate, the Company may require Ms. Pullano to cease or reduce her work for some or all of the notice or cure period period, to absent herself from the Company’s offices and from its information technology systems, and such actions shall not be considered a material breach of this Agreement, provided that, (a) Company shall continue to pay MACK fees for the entire 14-day or 60-day notice period, and (b) shall permit Pullano or MACK to take such action as is reasonably necessary to cure a material breach.

4. Reliance on Information

In performing the Services, MACK may rely in good faith on information, representations, data, and documentation provided by the Company, its officers, employees, agents, and advisors, without independent verification, except to the extent such verification is required by applicable professional standards, SEC regulations, or is reasonably necessary in the performance of the Services.

5. Authority

MACK may rely upon instructions from any officer or director of the Company, or any individual designated by an officer or director, as authorized to act on behalf of the Company.

6. Indemnification

The Company shall indemnify, defend, and hold harmless MACK and its partners, employees, and agents from and against any and all claims, losses, liabilities, damages, and expenses arising out of or relating to the Services, except to the extent resulting from MACK’s gross negligence or willful misconduct.

7. Limitation of Liability

To the fullest extent permitted by law, MACK’s aggregate liability under this Agreement shall not exceed the total fees paid by the Company to MACK during the twelve (12) months preceding the event giving rise to the claim. In no event shall either Party be liable to the other for any indirect, incidental, consequential, special, or punitive damages.

8. Insurance

During the term of this Agreement, MACK shall maintain, at its own expense, commercially reasonable professional liability (errors and omissions) insurance covering acts, errors, and omissions arising out of the performance of the Services.

During the term of this Agreement and for so long as Chelsea Pullano serves as an officer of the Company, the Company shall maintain commercially reasonable directors’ and officers’ liability insurance and represents that Ms. Pullano shall be included as an insured person under such policy on the same basis as other executive officers.

9. Non-Solicitation

During the term of this Agreement and for twelve (12) months thereafter, the Company shall not, without MACK’s prior written consent, directly or indirectly solicit for employment or engagement any employee or contractor of MACK that has performed services for the Company ..

10. Miscellaneous

This is the entire Agreement between the Parties with respect to its subject matter. Neither Party has relief upon any statements not contained in this written Agreement in deciding to enter into this Agreement and the Parties stipulate that any such reliance is, and would be, unreasonable. This Agreement may not be orally modified and may only be modified or amended by a writing signed by the Chief Executive Officer of the Company and an authorized representative of MACK. An electronic message (email, text, chat) with or without a signature block of the sender, shall not be considered a “writing signed” for purposes of this Agreement.

11. Confidential Information.

MACK and Ms. Pullano shall treat as confidential and keep secret the affairs of the Company and shall not at any time during the term of employment or for a period of five years thereafter, without the prior written consent of the Company, divulge, furnish, or make known or accessible to, or use for the benefit of, anyone other than the Company and its subsidiaries and affiliates any information of a confidential nature relating in any way to the business of the Company or its subsidiaries or affiliates or their clients (“Confidential Information”) and obtained by them in the course of their employment hereunder. Provided, however, that Confidential Information of the Company shall not include any information known or available generally to the public (other than as a result of unauthorized disclosure by MACK and Ms. Pullano). In addition, MACK and Ms. Pullano acknowledge and agree that the both MACK and Ms. Pullano may have access to “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that both MACK and Ms. Pullano will abide by the SurgePays, Inc. Insider Trading Policy and all securities laws relating to the handling of and acting upon such Insider Information.

Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, rules of any stock exchange, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Nothing in this Agreement prohibits or restricts MACK and Ms. Pullano (or their respective attorneys) from initiating communications directly with, responding to an inquiry from, or providing testimony before any Court, governmental entity, any other self-regulatory organization, any other federal or state regulatory authority, or any stock exchange. Nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, MACK or Ms. Pullano from reporting any good faith allegation of unlawful employment practices to any appropriate federal, state, or local government agency enforcing discrimination laws; reporting any good faith allegation of criminal conduct to any appropriate federal, state, or local official; participating in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws; making any truthful statements or disclosures required by law, regulation, or legal process.

12. Company Records

All records, papers, and documents kept or made by either MACK or Ms. Pullano relating to the business of the Company or its subsidiaries or affiliates or their clients shall be and remain the property of the Company.

13. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its conflict-of-law principles, as the Company’s primary office is located in Tennessee.

IN WITNESS WHEREOF

the parties have executed this Agreement as of the Effective Date first written above.

SURGEPAYS, INC.

By:	/s/ Kevin Brian Cox
Name:	Brian Cox
Title:	Chief Executive Officer
Date:	01/09/2026

MACK FINANCIAL SOLUTIONS LLC

By:	/s/ Chelsea Pullano
Name:	Chelsea Pullano
Title:	Chief Executive Officer
Date:	01/09/2026